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EXHIBIT 99.1

                       JOINT FILING AGREEMENT PURSUANT TO
     RULE 13D-1(k)(1) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         Each of the undersigned hereby agrees to be included in the joint filing of the Amendment to Schedule 13D dated December 12, 2002 with respect to his or its beneficial ownership of shares of common stock of SSP Solutions, Inc., a Delaware corporation.

          Dated: December 12, 2002

                       /s/  Marvin J. Winkler, an individual
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                                 (Signature)

          JAW Financial, L.P.

                By: JAW Lending, Inc., its general partner

                  By:  /s/  Marvin J. Winkler, its vice president and secretary
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                                 (Signature)

          JAW Lending, Inc.

                  By:  /s/  Marvin J. Winkler, its vice president and secretary
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                                 (Signature)